Exhibit 5.1

August 1, 2016

Gran Tierra Energy Inc.

200, 150 13 Avenue SW

Calgary, Alberta, Canada T2R 0V2

Ladies and Gentlemen:

We have acted as counsel for Gran Tierra Energy Inc., a Nevada corporation (the “Company”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”), including the base prospectus (the “Base Prospectus”), in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”) of (a) the offer and sale (i) by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (A) debt securities, which may be either senior or subordinated debt, including convertible debt, and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”); (B) shares of preferred stock, par value $0.001 per share, of the Company, in one or more series (the “Preferred Stock”); (C) shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”); (D) warrants for the purchase of Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and (E) subscription receipts for shares of Common Stock, Preferred Stock or Warrants (the “Subscription Receipts” and, together with the Debt Securities, the Preferred Stock, the Common Stock and the Warrants, the “Securities”); and (ii) by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 57,835,134 shares of Common Stock that may be sold by the Selling Stockholders subsequent to the issuance of such shares of Common Stock upon conversion of 57,835,134 subscription receipts previously issued by the Company (and any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions); and (b) the issuance of (i) up to 4,875,177 shares of Common Stock that may be issued upon exchange or redemption of up to 4,875,177 exchangeable shares that were issued by Gran Tierra Exchangeco Inc., a subsidiary of the Company, in connection with the combination of the Company and Solana Resources Limited and (ii) up to 3,638,889 shares of Common Stock that may be issued upon exchange or redemption of up to 3,638,889 exchangeable shares that were issued by Gran Tierra Goldstrike Inc., a subsidiary of the Company, in connection with the combination of the Company and Goldstrike Inc. (and any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions).

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Taipei Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

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The Base Prospectus provides that it may be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”) and any free-writing prospectus(es).

In connection with the opinions expressed herein, we have examined (i)  Amended and Restated Articles of Incorporation and the Eighth Amended and Restated Bylaws of the Company, (ii) the Registration Statement, (iii) the Base Prospectus, (iv) the form of Debt Indenture (the “Indenture”) filed as an exhibit to the Registration Statement, (v) the form of Common Stock Warrant Agreement, form of Preferred Stock Warrant Agreement and form of Debt Securities Warrant Agreement, each filed as an exhibit to the Registration Statement, (vi) the form of Subscription Receipt Agreement filed as an exhibit to the Registration Statement (vii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement and (viii) such other documents and instruments as we deemed necessary or advisable for the purpose of this opinion. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement and any subsequent amendments (including additional post-effective amendments), will be effective and comply with all applicable laws; (v) all Securities offered under the Registration Statement will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and any applicable Prospectus Supplement to the Base Prospectus; (vi) the Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended; (vii) one or more Prospectus Supplements to the Base Prospectus will have been prepared and filed with the Commission describing the Securities offered thereby; (viii) the Indenture, and any supplemental indenture relating to a particular series of Debt Securities, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (ix) any definitive purchase, underwriting or similar agreement with respect to any Securities offered under the Registration Statement will have been duly authorized and validly executed and delivered by the Company or the selling shareholders, as the case may be, and the other parties thereto; and (x) any securities issuable upon conversion, exchange or exercise of any Debt Securities, Subscription Receipts or Warrants being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

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Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1.                  When (i) the board of directors (the “Board”) of the Company (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of any such Debt Securities offered under the Registration Statement; (ii) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (iii) such Debt Securities have been duly authenticated and delivered in accordance with the Indenture and issued and sold as contemplated in the Registration Statement and upon payment of the consideration for such Debt Securities as provided for in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities offered under the Registration Statement will be legally issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

2.                  With respect to the Warrants offered under the Registration Statement, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (B) the agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the Warrant Agent appointed by the Company, and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate agreements relating to the Warrants and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein, the Warrants offered under the Registration Statement will be legally issued and such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law); and

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3.                  With respect to the Subscription Receipts offered under the Registration Statement, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Subscription Receipts, the terms of the offering thereof, and related matters, (B) the agreements relating to the Subscription Receipts have been duly authorized and validly executed and delivered by the Company and the Trustee, and (C) the Subscription Receipts or certificates representing the Subscription Receipts have been duly executed, countersigned, registered, and delivered in accordance with the appropriate agreements relating to the Subscription Receipts and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein, the Subscription Receipts offered under the Registration Statement will be legally issued and such Subscription Receipts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);.

We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited to the federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign. Our opinion is based on these laws as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Base Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.